UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2021

GOLDEN NUGGET ONLINE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38893	83-3593048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GNOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Golden Nugget Online Gaming, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 10, 2021. For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement, dated April 30, 2021. Below are the final voting results.

Proposal No. 1 – Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Tilman J. Fertitta	325,797,096	1,322,248	14,292,407
Richard H. Liem	325,457,653	1,661,691	14,292,407
Steven L. Scheinthal	325,455,373	1,663,971	14,292,407
Michael S. Chadwick	325,472,795	1,646,549	14,292,407
G. Michael Stevens	325,473,711	1,645,633	14,292,407
Scott Kelly	325,464,018	1,655,326	14,292,407

As a result of the approval by the Company’s stockholders, Messrs. Fertitta, Liem, Scheinthal, Chadwick, Stevens and Kelly were elected to serve one-year terms as members of the Board of Directors of the Company (the “Board”) expiring at the Annual Meeting in 2022 and until the election and qualification of their respective successors or until their early respective resignation or removal. All of our directors, if nominated by the Board, will stand for re-election for a one-year term at the Annual Meeting in 2022.

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Votes Abstained
340,675,009	257,486	479,256

As a result of the approval by the Company’s stockholders, the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN NUGGET ONLINE GAMING, INC.

Date: June 16, 2021	By:	/s/ Michael Harwell
Name: Michael Harwell
Title: Chief Financial Officer